UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Rudolph Technologies, Inc.

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held May 18, 2004

TO THE STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the 2004 Annual Meeting of Stockholders of Rudolph Technologies, Inc. (the “Company”), a Delaware corporation, will be held on May 18, 2004 at 10:00 a.m., local time, at the Company’s corporate headquarters, located at One Rudolph Road, Flanders, New Jersey, for the following purposes:

1.    To elect three Class II directors to serve for three-year terms expiring upon the 2007 Annual Meeting of Stockholders or until their successors are elected;

2.    To ratify the appointment of KPMG LLP as our independent accountants for the year ending December 31, 2004; and

3.    To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Included in the mailing of this Proxy Statement is a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

Only stockholders of record at the close of business on March 31, 2004 are entitled to notice of and to vote at the meeting and any adjournment thereof.

All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if such stockholder has returned a proxy.

FOR THE BOARD OF DIRECTORS

STEVEN R. ROTH

Secretary

Flanders, New Jersey

April 19, 2004

RUDOLPH TECHNOLOGIES, INC.

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed Proxy is solicited on behalf of the Board of Directors of Rudolph Technologies, Inc. (the “Company”) for use at the 2004 Annual Meeting of Stockholders to be held May 18, 2004 at 10:00 a.m., local time (the “Annual Meeting”), or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company’s corporate headquarters, located at One Rudolph Road, Flanders, New Jersey. The Company’s telephone number is (973) 691-1300.

These proxy solicitation materials and the Company’s Annual Report to Stockholders for the year ended December 31, 2003, including financial statements, were mailed on or about April 19, 2004 to all stockholders entitled to vote at the meeting.

Record Date and Voting Securities

Stockholders of record at the close of business on March 31, 2004 (the “Record Date”) are entitled to notice of and to vote at the meeting. At the Record Date, 16,712,346 shares of the Company’s Common Stock, $0.001 par value, were issued and outstanding.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company at the Company’s principal executive offices a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Voting and Solicitation

Each stockholder is entitled to one vote for each share of Common Stock on all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors.

The Company will bear the cost of soliciting proxies. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram, facsimile or personal solicitation by directors, officers or regular employees of the Company. No additional compensation will be paid to such persons for such services.

Quorum; Abstentions; Broker Non-votes

The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted “FOR”, “AGAINST” or “WITHHOLD AUTHORITY” with respect to a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the “Votes Cast”) with respect to such matter.

While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

Under current Delaware case law, while broker non-votes (i.e. the votes of shares held of record by brokers as to which the underlying beneficial owners have given no voting instructions) should be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, the Company intends to treat broker non-votes in this manner.

Deadlines for Submission of Stockholder Proposals for 2005 Annual Meeting

Stockholders of the Company are entitled to present proposals for consideration at forthcoming stockholder meetings provided that they comply with the proxy rules promulgated by the Securities and Exchange Commission (the “SEC”) and the Bylaws of the Company. Stockholders wishing to present a proposal at the Company’s 2005 Annual Stockholder Meeting must submit such proposal in writing to the Company no later than December 20, 2004 if they wish for it to be eligible for inclusion in the proxy statement and form of proxy relating to that meeting. In addition, under the Company’s Bylaws, a stockholder wishing to make a proposal at the 2005 Annual Stockholder Meeting must submit such a proposal in writing to the Company no later than March 4, 2005. The Nominating and Governance Committee will consider qualified director nominees recommended by stockholders. Our process for receiving and evaluating Board member nominations from our stockholders is described below under the caption “Nominating and Governance Committee.”

CORPORATE GOVERNANCE PRINCIPLES AND PRACTICES

Rudolph Technologies is committed to sound and effective corporate governance practices. Having such principles is essential to running our business efficiently and to maintaining our integrity in the marketplace. The major components of our corporate governance practices are described below.

Codes of Ethics

We have adopted a Code of Business Conduct and Ethics and a Financial Code of Ethics that sets forth principles to guide all employees, executive officers and directors and establishes procedures for reporting any violations of these principles. These may be found on our website at http://www.rudolphtech.com/ir/index.html or may be requested by writing to Rudolph Technologies, Inc., Attention: Investor Relations, One Rudolph Road, P.O. Box 1000, Flanders, New Jersey 07836. The Company will disclose any amendment to its codes of ethics or waiver of a provision of its codes of ethics applicable to its officers, including the name of the officer to whom the waiver was granted, on our website at www.rudolphtech.com, on the Investor Relations page.

Board Meetings and Committees

The Board of Directors of the Company held a total of four meetings during 2003. No director attended fewer than 75% of the meetings of the Board of Directors and the committees upon which such director served. While the Company does not currently have a formal policy regarding the attendance of directors at the annual meeting of stockholders, directors are encouraged to attend. All members of the Board of Directors attended the 2003 Annual Meeting of Stockholders. The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Governance Committee, each of which has adopted a written charter. The charters of these committees have been recently amended to comply with rules recently adopted by the SEC and the NASDAQ stock market on which our stock is listed (“Nasdaq”).

Board Independence

The Board makes an annual determination as to the independence of each of our Board members under the current standards for “independence” established by Nasdaq and the SEC. The Board has determined that the following members of the Board, consisting of a majority of the Board, satisfy these “independence” standards: David Belluck, Paul Craig, Carl E. Ring, Jr., Richard F. Spanier, Thomas G. Greig and Aubrey C. Tobey. In addition, on at least two occasions during 2004, our Board will meet in executive sessions in which solely the independent Board members will be present.

Audit Committee

We have an Audit Committee that assists the Board in fulfilling its responsibilities for general oversight of the integrity of our financial statements and with our compliance with legal and regulatory requirements. Specifically, the Audit Committee recommends engagement of the Company’s independent accountants, and is primarily responsible for approving the services performed by the Company’s independent accountants and for reviewing and evaluating the Company’s accounting principles and its system of internal accounting controls. The report of our Audit Committee is found below under the caption “Audit Committee Report.”

The Audit Committee is governed by its own charter that sets forth its specific responsibilities and the qualifications for membership to the committee. The charter of the Audit Committee is attached as Appendix A to this Proxy Statement and is also available on our website at www.rudolphtech.com, on the Investor Relations page. In 2003, the Audit Committee was composed of Directors David Belluck, Daniel H. Berry and Aubrey C. Tobey and held five meetings during the last year. In January of 2004, the membership of the Audit Committee was expanded to four members and Carl E. Ring, Jr. was appointed to serve on the committee along with the existing members. The Board has determined that David Belluck, Carl E. Ring, Jr. and Aubrey C. Tobey meet the requirements for membership to the Audit Committee set forth by Nasdaq and the SEC, including that they be “independent.” The Board has also determined that Daniel H. Berry meets the SEC and Nasdaq Audit Committee requirements except that he does not meet the “independence” requirement by virtue of the fact that he received a consulting fee from the Company in excess of $60,000 in 2003. During 2003, the Company paid to Daniel H. Berry compensation totaling $76,687.50 for services rendered in assisting the Company in the integration of ISOA, Inc. which had been acquired in the third quarter of 2002. In accordance with an exception to the “independence” requirement, the Board has concluded that Daniel H. Berry’s membership on the Audit Committee is required by the best interests of the Company and its stockholders because of, among other things, his prior service on the Company’s Audit Committee, his experience in accounting and internal control matters and his background in the semiconductor industry and other executive positions and the fact that the amount of compensation paid in 2003 to Mr. Berry in excess of the Nasdaq $60,000 independence threshold is de minimus in nature.

The Board has determined that David Belluck meets the definition of an “Audit Committee Financial Expert” under recently-adopted SEC rules, and also has the level of financial sophistication required of at least one member of the Audit Committee under Nasdaq rules.

Compensation Committee

The Compensation Committee has its own charter that sets forth its specific responsibilities, including the establishment of the policies upon which compensation of and incentives for the Company’s executive officers will be based, the review and approval of the compensation of the Company’s executive officers, and the administration of the Company’s stock option and stock purchase plans. The charter of the Compensation Committee is available on our website at www.rudolphtech.com, on the Investor Relations page.

The Compensation Committee is currently composed of Directors Daniel H. Berry, Paul Craig and Carl E. Ring, Jr. and held two meetings during the last year. The Board has determined that Paul Craig and Carl E. Ring, Jr. meet the requirements for membership on the Compensation Committee, including the independence requirements of Nasdaq. Daniel H. Berry also meets such requirements except that he does not meet the “independence” requirement because of his receipt of a consulting fee from the Company in excess of $60,000 in 2003 as discussed above. In accordance with an exception to the “independence” requirement, the Board has concluded that Daniel H. Berry’s membership on the Compensation Committee is required by the best interests of the Company and its stockholders because of, among other things, his prior service on the Company’s Compensation Committee and his experience with the Company’s compensation plans and policies.

The Compensation Committee’s Report is set forth below under the caption “COMPENSATION COMMITTEE REPORT.”

Nominating and Governance Committee

Like the other committees of the Board, the Nominating and Governance Committee has its own charter that outlines its responsibilities. These responsibilities include identifying prospective director nominees and recommending to the Board director nominees for the next annual meeting of stockholders and replacements of a director in the event a director steps down. The Nominating and Governance Committee also recommends to the Board director nominees for the Audit and Compensation Committees. The charter of the Nominating and Governance Committee is available on our website at www.rudolphtech.com, on the Investor Relations page.

The Nominating and Governance Committee is currently composed of Directors David Belluck, Richard F. Spanier, Aubrey C. Tobey and Thomas G. Greig and held three meetings during the last year. The Board has determined that all of these directors meet the requirements for membership to the Nominating and Governance Committee, including the independence requirements of Nasdaq.

The Nominating and Governance Committee determines the required selection criteria and qualifications of director nominees based upon the needs of the Company at the time nominees are considered. A candidate must possess the ability to apply good business judgment and must be in a position to properly exercise his or her duties of loyalty and care. Candidates should also exhibit proven leadership capabilities, high integrity and experience with a high level of responsibilities within their chosen fields, and have the ability to grasp complex principles of business, finance, international transactions and semiconductor metrology technologies. When current Board members are considered for nomination for reelection, the Nominating and Governance Committee also takes into consideration their prior contributions to and performance on the Board and their record of attendance.

The Nominating and Governance Committee will consider the above criteria for nominees identified by the Nominating and Governance Committee itself, by stockholders, or through some other source. The Nominating and Governance Committee uses the same process for evaluating all nominees, regardless of the original source of nomination. The Nominating and Governance Committee does not currently use the services of any third party search firm to assist in the identification or evaluation of Board member candidates. However, the committee may use such services in the future, as it deems necessary or appropriate at the time in question.

Stockholders wishing to recommend persons for consideration by the Nominating and Governance Committee as nominees for election to the Company’s Board of Directors can do so by writing to the Secretary of the Company at its principal executive offices giving each such persons’ name, biographical data and qualifications. Any such recommendation should be accompanied by a written statement from the person recommended of his or her consent to be named as a nominee and, if nominated and elected, to serve as a director. The Company’s Bylaws also contain a procedure for stockholder nomination of directors

Communications with the Board of Directors

Although we do not currently have a formal policy regarding communications with the Board of Directors, stockholders may communicate with the Board of Directors by writing to us at Rudolph Technologies, Inc., Attn. Investor Relations, One Rudolph Road, P.O. Box 1000, Flanders, New Jersey 07836. Stockholders who would like their submission directed to a member of the Board of Directors may so specify, and the communication will be forwarded, as appropriate.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees

The authorized number of directors is currently established at eight. The Company’s Certificate of Incorporation provides that the directors shall be divided into three classes, with the classes serving for staggered, three-year terms. Currently there are three directors in each of Class I and Class II and two directors in Class III. Each of the two Class III directors will hold office until the 2005 Annual Meeting or until his successor has been duly elected and qualified, and each of the three Class I directors will hold office until the 2006 Annual Meeting or until his successor has been duly elected and qualified. The three Class II directors are to be elected at this Annual Meeting. These directors were approved by the Board for inclusion on this Proxy Statement.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company’s three nominees named below, each of whom is currently a director of the Company. In the event that any nominee of the Company becomes unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote the proxies for any substitute nominee who is designated by the current Board of Directors to fill the vacancy. It is not expected that any nominee listed below will be unable or will decline to serve as a director.

The names of the three Class II nominees for director and certain information about each of them are set forth below. The names of, and certain information about, the current Class I and Class III directors with unexpired terms are also set forth below. All information is as of the Record Date.

Name	Age	Position	Director Since
Nominees for Class II Directors:
Daniel H. Berry	58	Industry Consultant	1998
Thomas G. Greig	56	Managing Director, Liberty Capital Partners, Inc.	2003
Richard F. Spanier	64	Retired, Chairman Emeritus	1966

Continuing Class I Directors:
Paul Craig	47	President, Riverside Partners, Inc.	1996
Paul F. McLaughlin	58	Chairman and Chief Executive Officer, Rudolph Technologies, Inc.	1996
Carl E. Ring, Jr.	66	Former Managing Director, Liberty Capital Partners, Inc.	1996
Continuing Class III Directors:
David Belluck	41	Vice President, Riverside Partners, Inc.	1996
Aubrey C. Tobey	78	President, ACT International Consulting, Inc.	1998

Except as indicated below, each nominee or incumbent director has been engaged in the principal occupation set forth above during the past five years. There are no family relationships between any directors or executive officers of the Company.

Paul F. McLaughlin has served as the Company’s Chairman since January 2000 and Chief Executive Officer and as a director of the Company since June 1996. Mr. McLaughlin has over 20 years experience in the semiconductor capital equipment business including six years as Vice President at Perkin-Elmer Corporation, a pioneer in optical lithography. Mr. McLaughlin holds a B.S. in Metallurgical Engineering from Rensselaer Polytechnic Institute, an M.S. in Metallurgy and Materials Science from Lehigh University and an M.B.A. from Harvard University, Graduate School of Business Administration.

David Belluck has served as one of the Company’s directors since June 1996. Since September 1988, Mr. Belluck has been a Vice President and General Partner of Riverside Partners, Inc., a private equity investment firm. Mr. Belluck holds a B.A. from Harvard University and an M.B.A. from Harvard University, Graduate School of Business Administration.

Daniel H. Berry has served as one of the Company’s directors since October 1998. Since January 2001, Mr. Berry has been a consultant to the semiconductor industry. From May 1999 to November 2003, he served as President and Chief Operating Officer of Ultratech, Inc. (formerly Ultratech Stepper, Inc.), a lithography tool supplier. From August 1998 to May 1999 he served as Executive Vice President and Chief Operating Officer of Ultratech and from January 1994 to August 1999, he served as a Senior Vice President of Sales and Marketing of that company. Mr. Berry holds a B.S. in Electrical Engineering from the Polytechnic Institute of Brooklyn.

Paul Craig has served as one of the Company’s directors since June 1996. Since February 1988, Mr. Craig has served as President of Riverside Partners, Inc., a private equity investment firm. Mr. Craig holds a B.A. from Harvard University.

Thomas G. Greig has served as one of the Company’s directors since January 2003. Since July 1998, Mr. Greig has been a Managing Director of Liberty Capital Partners, a private equity investment firm. From December 1985 to July 1998, Mr. Greig was a Managing Director of Donaldson, Lufkin, & Jenrette, Inc., an investment banking firm. Mr. Greig holds a B.S. in Engineering from Princeton University, an M.S.E. in Electrical Engineering from New York University and an M.B.A. from Harvard University, Graduate School of Business Administration. Mr. Greig is currently a director of Black Box Corporation.

Carl E. Ring, Jr. has served as one of the Company’s directors since June 1996. He was a founding partner of Liberty Partners, L.P., whose general partner is Liberty Capital Partners, Inc., a New York investment management firm, where he served as a Managing Director from September 1992 to October 2001. From June 1991 to September 1992, he was President of Eden, Miller & Co., Incorporated, an investment-banking firm. For more than five years prior thereto, Mr. Ring was a Managing Director of Lehman Brothers Inc., an investment banking and brokerage firm. Mr. Ring holds a B.A. in Mathematics from George Washington University and an M.B.A. from Harvard University, Graduate School of Business Administration. Mr. Ring is currently a director of Monaco Coach Corporation.

Richard F. Spanier has served as Chairman Emeritus of the Company’s Board of Directors since January 2000 and prior to that the Company’s Chairman of the Board of Directors since September 1966. From September 1966 to June 1996, Dr. Spanier served as the Company’s President and Chief Executive Officer. Dr. Spanier holds a B.S. in Physics, an M.S. in Physical Chemistry and a Ph.D. in Chemical Physics from Stevens Institute of Technology.

Aubrey C. Tobey has served as one of the Company’s directors since October 1998. Since May 1987, Mr. Tobey has served as President of ACT International Consulting, Inc., a company which provides marketing and management services for high technology companies. Mr. Tobey holds a B.S. in Mechanical Engineering from Tufts University and an M.S. in Mechanical Engineering from the University of Connecticut. Mr. Tobey served as a director of Chartered Semiconductor Manufacturing, Ltd. until May 2003.

Compensation of Directors

Directors who are employees of the Company receive no compensation for their services as members of the Board of Directors. No directors are paid to serve on any of the committees of the Board of Directors.

Directors who are not employees of the Company received cash compensation of $5,000 for attendance at each meeting of the Board of Directors in 2003. Additionally, on July 29, 2003, each non-employee director received an initial stock option grant (“Initial Grant”) to purchase 10,000 shares of Common Stock at an exercise price of $20.41 per share subject to the terms of the Rudolph Technologies, Inc. 1999 Stock Plan. Annually, each non-employee director who continues to serve as a non-employee director through the anniversary date of the Initial Grant will automatically be granted an option to purchase 5,000 shares of Common Stock subject to the terms of the Rudolph Technologies, Inc. 1999 Stock Plan at an exercise price equal to the fair market value per share of the Common Stock on the date of the Board meeting following such anniversary.

Vote Required

The three nominees receiving the highest number of votes of the shares entitled to be voted for them shall be elected as Class II directors. Votes withheld from any director will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the meeting, but have no other legal effect upon election of directors under Delaware law.

The Company’s Board of Directors unanimously recommends voting “for” the nominees set forth herein.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

The Audit Committee of the Board of Directors has selected KPMG LLP, independent accountants, to audit the financial statements of the Company for the year ending December 31, 2004, and recommends that the stockholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. KPMG LLP audited the Company’s financial statements for the year ended December 31, 2003. Representatives of KPMG LLP are expected to be present at the Annual Meeting with the opportunity to make statements if they desire to do so and are expected to be available to respond to appropriate questions.

The Company engaged KPMG LLP as independent accountants for the year ended December 31, 2002 on May 23, 2002 following the dismissal of Arthur Andersen LLP as independent accountant for the Company on May 23, 2002. Both the dismissal of Arthur Andersen LLP and the engagement of KPMG LLP were approved by the Company’s Board of Directors based on the recommendation of the Audit Committee. Arthur Andersen LLP was engaged by the Company, based on the recommendation of the Audit Committee, on May 14, 2001 as independent accountants for the Company for the year ended December 31, 2001.

The report of Arthur Andersen LLP on the financial statements for the year ended December 31, 2001 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. Between May 14, 2001 and the termination of Arthur Andersen LLP’s appointment, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused that firm to make reference to the subject matter of the disagreement in connection with its report on the Company’s financial statements, and there were no “reportable events” (as defined in SEC Regulation S-K Item 304(a)(1)(v)). Between January 1, 2000 and the engagement of KPMG LLP on May 23, 2002, neither the Company nor anyone acting on behalf of the Company consulted with KPMG LLP regarding either (i) the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the Company’s financial statements or (ii) any matter that was either the subject of a disagreement with Arthur Andersen LLP or a “reportable event” (as defined in SEC Regulation S-K Item 304(a)(1)(v)). Arthur Andersen LLP’s letter to the SEC stating its agreement with the statements in this paragraph is filed as Exhibit 16 to the Company’s Current report on Form 8-K, dated May 30, 2002.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Accountants

The Audit Committee pre-approves all audit and permissible non-audit services provided by the Company’s independent accountants. These services may include audit services, audit-related services, tax and other services. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent accountants and management are required to periodically report to the audit committee regarding the extent of services provided by the independent accountants in accordance with this pre-approval and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. During 2002 and 2003, all services provided by KPMG LLP were pre-approved by the Audit Committee in accordance with this policy.

Fees billed to the Company by KPMG LLP for the years 2003 and 2002

The following table sets forth the approximate aggregate fees billed to Rudolph for the years 2003 and 2002 by KPMG LLP:

	2003	2002
Audit Fees(1)	$161,000	$144,900
Audit-Related Fees(2)	43,500	244,950
Tax Fees(3)	28,500	22,875
All Other Fees	—	—

Total Fees	$233,000	$412,725

(1)	This category consists of fees for the audit of our annual financial statements, review of the financial statements included in our quarterly reports on Form 10-Q and services that are normally provided by the independent accountants in connection with statutory and regulatory filings or engagements for those calendar years.
(2)	This category consists of assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These services included fees for accounting consultations, an employee benefit plan audit and services related to acquisition matters and merger due diligence.
(3)	This category consists of fees for federal, state and international tax compliance.

All of the fees listed in the chart above were pre-approved by the Audit Committee, which concluded that the provisions of such services by KPMG LLP was compatible with the maintenance of that firm’s independence in the conduct of its audit functions.

Vote Required

The affirmative vote of a majority of the Votes Cast will be required to ratify KPMG LLP as the Company’s independent accountants.

The Company’s Board of Directors unanimously recommends voting “for” the ratification of the appointment of KPMG LLP as the Company’s independent accountants for the year ending December 31, 2004.

AUDIT COMMITTEE REPORT

The following is the Audit Committee’s report submitted to the Board of Directors for the year ended December 31, 2003.

The Audit Committee of the Board of Directors has:

•	reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2003 with the Company’s management;

•	discussed with KPMG LLP, the Company’s independent accountants, the materials required to be discussed by Statement of Auditing Standard 61;

•	reviewed the written disclosures and the letter from KPMG LLP required by Independent Standards Board No. 1 and has discussed with KPMG LLP its independence; and

•	considered whether the provision of non-audit services as noted under Proposal Two is compatible with maintaining the independence of KPMG LLP, and has determined that such provision of non-audit services is compatible.

Based on the foregoing review and discussion, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s 2003 Annual Report on Form 10-K.

THE AUDIT COMMITTEE

DAVID BELLUCK

DANIEL H. BERRY

AUBREY C. TOBEY

EXECUTIVE COMPENSATION

Executive Compensation Tables

The table below sets forth information for the three most recently completed years concerning the compensation of the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company who were serving as such at the end of the fiscal year ended December 31, 2003 (together, the “Named Executive Officers”):

Summary Compensation Table

		Annual Compensation					Long term compensation	All Other Compensation (1)
Name and Principal Position	Year	Salary	Bonus		Other Annual Compensation		Securities Underlying Options
Paul F. McLaughlin Chairman and Chief Executive Officer	2003 2002 2001	$410,302 365,099 337,952	$	— — —	$	— — —	150,000 35,000 155,000	$7,702 6,211 5,829
Robert M. Loiterman Senior Vice President of Technology and General Manager of Integrated Metrology	2003 2002 2001	228,571 217,307 214,039		— — —		— — —	55,000 12,500 90,000	7,569 5,832 5,797
Steven R. Roth Senior Vice President, Finance and Administration and Chief Financial Officer	2003 2002 2001	197,417 185,423 180,865		— — —		— — —	45,000 10,000 65,000	6,692 5,779 5,386
Nathan H. Little Senior Vice President of Operations	2003 2002 2001	163,186 151,965 79,084		— — —		— — —	100,000 15,000 40,000	5,591 2,314 274
Ajay Khanna Vice President, International Sales	2003 2002 2001	166,263 175,541 —		— — —		— — —	5,000 — —	6,269 3,540 —

(1)	Amounts shown include (i) the following life insurance premiums paid by the Company for each executive officer in years 2001, 2002 and 2003, respectively: Mr. McLaughlin ($729, $648 and $702), Mr. Loiterman ($697, $626 and $686), Mr. Roth ($588, $534 and $593), Mr. Little ($274, $439 and $499) and Mr. Khanna ($0, $452 and $499); and (ii) amounts contributed by the Company under the Company’s 401(k) Saving and Retirement Plan for years 2001, 2002 and 2003, respectively: Mr. McLaughlin ($5,100, $5,563 and $7,000), Mr. Loiterman ($5,100, $5,206 and $6,883), Mr. Roth ($4,798, $5,245 and $6,099), Mr. Little ($0, $1,875 and $5,091) and Mr. Khanna ($0, $3,088 and $5,770).

Option Grants

The following table sets forth certain information with respect to stock option grants to the Named Executive Officers during the year ended December 31, 2003.

Option Grants in Last Year

	# of Individual Grants (1)				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in 2003	Exercise Price	Expiration Date
Name					5%	10%
Paul F. McLaughlin	150,000	34.40%	$16.41	1/28/2013	$1,548,024.12	$3,922,997.07
Robert M. Loiterman	55,000	12.61	16.41	1/28/2013	567,608.85	1,438,432.26
Steven R. Roth	45,000	10.32	16.41	1/28/2013	464,407.24	1,176,899.12
Nathan H. Little	100,000	22.94	16.41	1/28/2013	1,032,016.08	2,615,331.38
Ajay Khanna	5,000	1.15	16.41	1/28/2013	51,600.80	130,766.57

(1)	These options were granted pursuant to the Company’s 1999 Stock Plan. The option exercise prices were at the fair market value of the Company’s Common Stock on the date of grant. These options have terms of ten years and vest as follows: 20% of the shares subject to the option become exercisable twelve months after the date of grant and 1/60th of the shares subject to the option become exercisable each month thereafter.
(2)	Potential realizable values are net of exercise price, but before taxes associated with exercise. The amounts represent certain assumed rates of appreciation only, based on SEC rules, applied for the entire ten-year term of the options. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall market conditions, the option holders’ continued employment through the vesting period and the date of exercise and sale of the option shares. The amounts reflected in this table may not necessarily be achieved and do not reflect the Company’s estimate of future stock price growth.

Option Exercises and Values

The following table sets forth information for the Named Executive Officers relating to the number and value of securities underlying exercisable and unexercisable options they held at December 31, 2003.

	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at December 31, 2003		Value of Unexercised In-the-Money Options at December 31, 2003 (1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Paul F. McLaughlin	212,581	$4,644,086.91	196,164	268,836	$967,607	$1,700,793
Robert M. Loiterman	—	—	144,170	118,085	1,270,234	669,347
Steven R. Roth	21,934	$411,734.64	92,517	95,752	496,137	569,030
Nathan H. Little	—	—	22,916	132,084	42,130	936,770
Ajay Khanna	—	—	42,013	13,334	578,324	90,851

(1)	Value of unexercised options is based on the last reported sale price of the Company’s Common Stock on the Nasdaq National Market of $24.54 per share on December 31, 2003 minus the exercise price.

Executive Officers

Set forth below is certain information regarding the executive officers of the Company and their ages as of March 31, 2004. Information relating to Paul F. McLaughlin is set forth above under the caption “PROPOSAL 1—ELECTION OF DIRECTORS—Nominees.”

Robert M. Loiterman, age 44, is currently the Company’s Senior Vice President of Technology and General Manager of Integrated Metrology. From 1994 to 2002, Mr. Loiterman managed the Company’s engineering department serving most recently as Senior Vice President of Engineering from 2001 to 2002. From 1996 to 2001, Mr. Loiterman served as Vice President of Engineering and prior to that Mr. Loiterman served as Director of Engineering. Mr. Loiterman has been with the Company for over 15 years. Mr. Loiterman holds a B.S. in Electrical Engineering from Rutgers University.

Steven R. Roth, age 43, is currently the Company’s Senior Vice President, Finance and Administration and Chief Financial Officer. Mr. Roth has been with the Company since September 1996. From August 1991 to August 1996, Mr. Roth served as a Director of Corporate Finance for Bell Communications Research, now called Telcordia, a research and development company serving the telecommunications industry. Mr. Roth is a C.P.A. and holds a B.S. in Accounting from Villanova University.

Nathan H. Little, age 52, is currently the Company’s Senior Vice President of Operations. Mr. Little has been with the Company since May 2001. From 1997 to 2001, Mr. Little held the following positions for Philips Electronics North America: from 1999 to 2001 he served as Vice President, NPR Purchasing, from 1998 to 1999 he served as Director, Corporate Leveraging, and from 1997 to 1998 he served as Cluster Manager, NPR Purchasing. From 1993 to 1997, Mr. Little served as National Sales Manager for Philips Electronic Instruments Company. Mr. Little received a B.S. in Mechanical Engineering from Northwestern University, an M.S. in Mechanical Engineering from the University of Minnesota and an M.B.A. from Harvard University, Graduate School of Business. He is a Professional Engineer (PE) and a Certified Purchasing Manager (C.P.M.).

Ajay Khanna, age 44, is currently the Company’s Vice President of International Sales. Mr. Khanna has been with the Company since August 1996. Mr. Khanna received a B.S. in Electrical Engineering from Clarkson University and an M.B.A. from the University of Michigan Business School.

Employment Agreements and Change in Control Arrangements

In 2000, the Company entered into management agreements with Paul F. McLaughlin, Robert M. Loiterman, and Steven R. Roth. The management agreements with Mr. Loiterman and Mr. Roth provide for terms of one year with automatic renewals for additional one-year terms unless the Company or the executive deliver a notice of non-renewal to the other party. Mr. McLaughlin’s management agreement provides for an initial term of two years with automatic renewals for additional two-year terms. The management agreements with each of Messrs. Loiterman and Roth prohibit the executives from competing with the Company in any way or soliciting its employees during their terms of employment and for one year after termination of their employment. Mr. McLaughlin’s management agreement prohibits him from competing with the Company in any way or soliciting its employees during the term of his employment and for two years after termination of his employment.

The management agreements provide that if the Company terminates an executive’s employment without cause or if the executive terminates with good cause, the Company will be required to pay that executive his base salary for one year or two years in the case of Mr. McLaughlin. The agreements also provide that in the event of the termination of an executive’s employment upon a change in control, which results in the executive not being offered a management agreement on comparable terms, the executive will be entitled to receive his base salary for one year, or two years in the case of Mr. McLaughlin. In this context, a change of control would occur if, among other events, the Company was sold to an independent third party and that independent third party acquired enough of the Company’s stock to elect a majority of the Company’s Board of Directors, or that independent third party acquired all, or substantially all, of the Company’s assets.

COMPENSATION COMMITTEE REPORT

The information contained in the following report shall not be deemed to be “soliciting material” or to be filed with the SEC, nor shall such information be incorporated by reference into any future filing under the

Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference into such filing.

Introduction

The Compensation Committee of the Board of Directors was established in 1996 and is comprised solely of outside directors. In general, the Compensation Committee is responsible for reviewing and recommending for approval by the Board of Directors the Company’s compensation practices, including executive salary levels and variable compensation programs, both cash-based and equity-based. With respect to the compensation of the Company’s Chief Executive Officer, the Compensation Committee reviews and approves the various elements of the Chief Executive Officer’s compensation. With respect to other executive officers, the Compensation Committee reviews the recommendations for such individuals presented by the Chief Executive Officer and the bases therefor and approves or modifies the compensation packages for such individuals. Base salary levels for executive officers of the Company have been generally established at or near the start of each year, and final bonuses for executive officers have been determined at the end of each year based upon such individual’s performance and the performance of the Company.

Executive Compensation

The Company’s compensation program consists of two principal components: cash-based compensation, both fixed and variable, and equity-based compensation. These two principal components are intended to attract, retain, motivate and reward executives who are expected to manage both the short-term and long-term success of the Company.

The Compensation Committee uses several criteria in determining the Chief Executive Officer’s annual compensation, including the Company’s performance and comparable compensation packages of CEO’s in the industry. In 2003, the Committee approved the engagement of an independent consultant to perform a review of the Company’s overall executive compensation structure, including the CEO’s compensation. The results of that review were utilized by the Committee in establishing executive compensation levels.

Cash-based Compensation

The Compensation Committee believes that the annual cash compensation paid to executives should be commensurate with both the executive’s and the Company’s performance. For this reason, the Company’s executive cash compensation consists of base compensation (salary) and variable incentive compensation (annual bonus).

Base salaries for executive officers are established considering a number of factors, including the Company’s profitability; the executive’s individual performance and measurable contribution to the Company’s success; and pay levels of similar positions with comparable companies in the industry. The Compensation Committee supports the Company’s compensation philosophy of moderation for elements such as base salary and benefits. Base salary decisions are made as part of the Company’s formal annual review process.

An executive’s annual performance award generally depends on the financial performance of the Company relative to profit targets and the executive’s individual performance. These targets are reviewed at least annually to meet the changing nature of the Company’s business. The incentive portion is set at a higher percentage for more senior officers, with the result that such officers have a higher percentage of their potential total cash compensation at risk.

Equity-based Compensation

The Compensation Committee administers an option program pursuant to which members of management, including the Company’s executive officers, may receive annual option grants as of the time of their reviews each year from a pool of shares set aside by the Compensation Committee. The purpose of the option program is to provide additional incentive to executives and other key employees of the Company to work to maximize long-term return to the Company’s stockholders. The allocation of the option pool, other than the shares allocated to the Chief Executive Officer and other than shares allocated in amounts of 10,000 or more per recipient, is recommended by the Chief Executive Officer for approval by the Compensation Committee. The allocation of shares from the option pool in amounts of 10,000 or less per recipient is made by the Chief Executive Officer and reviewed by the Board of Directors at the first Board meeting following such allocation. The allocation of shares from the option pool to the Chief Executive Officer is determined by the Compensation Committee. In granting stock options to the executive officers, the Chief Executive Officer and the Compensation Committee consider a number of subjective factors, including the executive’s position and responsibilities at the Company, such executive’s individual performance, the number of options held (if any) and other factors that they may deem relevant. Options generally vest over a five-year period to encourage optionholders to continue in the employ of the Company. The exercise price of options is the market price on the date of grant, ensuring that the option will acquire value only to the extent that the price of the Company’s Common Stock increases relative to the market price at the date of grant. In 2003, options to purchase an aggregate of 365,000 shares of Common Stock were granted to the executive officers.

Chief Executive Officer Compensation

The Compensation Committee generally uses the same factors and criteria described above for compensation decisions regarding the Chief Executive Officer. During 2003, Mr. McLaughlin received a base salary of $410,302 for serving as the Chief Executive Officer of the Company. Mr. McLaughlin received no cash bonus for 2003. In 2003, the Compensation Committee also granted Mr. McLaughlin options to purchase an aggregate of 150,000 shares of the Company’s Common Stock.

Tax Deductibility of Executive Compensation

The Internal Revenue Code limits the federal income tax deductibility of compensation paid to the Company’s Chief Executive Officer and to each of the other four most highly compensated executive officers. For this purpose, compensation can include, in addition to cash compensation, the difference between the exercise price of stock options and the value of the underlying stock on the date of exercise. Under this legislation, the Company may deduct such compensation with respect to any of these individuals only to the extent that during any year such compensation does not exceed $1 million or meets certain other conditions (such as stockholder approval). The Company’s policy is to qualify, to the extent reasonable, its executive officers’ compensation for deductibility under applicable tax laws. However, the Compensation Committee believes that its primary responsibility is to provide a compensation program that will attract, retain and reward the executive talent necessary to the Company’s success. Consequently, the Compensation Committee recognizes that the loss of a tax deduction may be necessary in some circumstances.

Summary

The Compensation Committee believes that its compensation program to date has been fair and motivating, and has been successful in attracting and retaining qualified employees and in linking compensation directly to the Company’s success. The Compensation Committee intends to review this program on an ongoing basis to evaluate its continued effectiveness.

THE COMPENSATION COMMITTEE

DANIEL H. BERRY

PAUL CRAIG

CARL E. RING, JR.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Directors Berry, Craig and Ring, none of whom has interlocking relationships as defined by the SEC.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In 2003, we paid Daniel H. Berry, one of our directors, $76,687.50 for consulting services related to assisting the Company in the integration of ISOA, Inc., which had been acquired in the third quarter of 2002.

COMPANY’S STOCK PERFORMANCE

Set forth below is a line graph comparing the annual percentage change in the cumulative return to the stockholders of the Company’s Common Stock with the cumulative return of the Nasdaq composite index and the RDG Semiconductor Index for the period commencing on the first day the Company’s Common Stock was traded on the Nasdaq Stock Market, November 12, 1999 (or, with respect to the indexes, October 31, 1999), and ending on December 31, 2003. The information contained in the performance graph shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference into such filing.

The graph assumes that $100 was invested on November 12, 1999 in the Company’s Common Stock and on October 31, 1999 in each index, and that all dividends were reinvested. No cash dividends have been declared or paid on the Company’s Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns. The Company operates on a 52-week calendar year, which ended on Wednesday, December 31, 2003. Under the assumptions stated above, over the period from November 12, 1999 (or October 31, 1999 with respect to the indexes) to December 31, 2003 the total return on an investment in the Company would have been 153.38%, as compared to 67.67% for the Nasdaq Stock Market index and 77.83% for the RDG Semiconductor index.

COMPARISON OF 49 MONTH CUMULATIVE TOTAL RETURN*

AMONG RUDOLPH TECHNOLOGIES, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX

AND THE RDG SEMICONDUCTOR COMPOSITE INDEX

*	$100 invested on 11/12/99 in stock or on 10/31/99 in index- including reinvestment of dividends. Fiscal year ending December 31.

	11/12/99	12/99	12/00	12/01	12/02	12/03
Rudolph Technologies, Inc.	100.00	209.38	188.68	214.50	119.75	153.38
Nasdaq Stock Market (U.S.)	100.00	136.76	82.48	65.47	45.26	67.67
RDG Semiconductor Composite	100.00	122.78	92.12	79.69	40.90	77.83

SECURITY OWNERSHIP

The following table sets forth certain information with respect to beneficial ownership of the Company’s Common Stock as of March 31, 2004 (except as otherwise indicated), by: (i) each person who is known by the Company to own beneficially more than five percent of the Common Stock, (ii) each of the Named Executive Officers, (iii) each of the Company’s directors, and (iv) all directors and executive officers as a group. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.

Beneficial Owner	Number of Shares (1)	Percentage (2)
Liberty Partners Holdings, 11, L.L.C.	2,688,040	16.1%
c/o Liberty Capital Partners, Inc. 1370 Avenue of the Americas New York, NY 10019
Mazama Capital Management, Inc.(3)	987,722	5.9
One SW Columbia, Suite 1860 Portland, OR 97258
Wasatch Advisors, Inc.(4)	892,475	5.3
150 Social Hall Avenue Salt Lake City, UT 84111
Paul F. McLaughlin	439,887	2.6
Robert M. Loiterman	156,160	1.0
Steven R. Roth	124,913	1.0
Nathan H. Little	55,818	*
Ajay Khanna	48,661	*
David Belluck	167,407	1.0
Daniel H. Berry	6,783	*
Paul Craig	185,285	1.1
Thomas G. Greig(5)	2,688,040	16.1
c/o Liberty Capital Partners, Inc. 1370 Avenue of the Americas New York, NY 10019
Carl E. Ring, Jr.	—	*
Richard F. Spanier(6)	67,919	*
Aubrey C. Tobey	3,783	*
All directors and executive officers as a group (sixteen persons)(7)	4,011,337	23.1

*	Less than 1%.
(1)	Includes the number of shares subject to options which are exercisable within 60 days of March 31, 2004 by the following persons: Mr. McLaughlin, (262,416 shares), Mr. Loiterman (143,874 shares), Mr. Roth (117,018 shares), Mr. Little (54,166 shares), Mr. Khanna (46,263 shares), Mr. Berry (1,783 shares), Mr. Tobey (1,783 shares) and all directors and executive officers as a group (691,091 shares).
(2)	Applicable percentage ownership is based on 16,712,346 shares of Common Stock outstanding as of March 31, 2004. Beneficial ownership of shares is determined in accordance with the rules of the SEC and generally includes shares as to which a person holds sole or shared voting or investment power. Shares of Common Stock subject to options that are presently exercisable or exercisable within 60 days of March 31, 2004 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise noted the address for the stockholders named in this table is c/o Rudolph Technologies, Inc., One Rudolph Road, Flanders, NJ 07836.

(3)	Information provided herein is based on the Schedule 13G that was filed on February 11, 2004 by Mazama Capital Management, Inc.
(4)	Information provided herein is based on the Schedule 13G/A that was filed on February 18, 2004 by Wasatch Advisors, Inc.
(5)	The number of shares of Common Stock beneficially owned by Mr. Greig consists of 2,688,040 shares of our Common Stock held by Liberty Partners Holdings 11, L.L.C. Liberty Partners, L.P. is the managing member of Liberty Partners Holdings 11, L.L.C. and PEB Associates, Inc. d/b/a Liberty Capital Partners, Inc. is the general partner of Liberty Partners, LP. Mr. Greig is an officer, director and shareholder of Liberty Capital Partners, Inc. Mr. Greig disclaims beneficial ownership of all shares to the extent it exceeds his pecuniary interest in the securities.
(6)	Includes 4,860 shares held by Dr. Spanier’s wife.
(7)	The number of shares of Common Stock beneficially owned by our directors and executive officers as a group includes 2,688,040 shares of our Common Stock held by Liberty Partners Holdings 11, L.L.C.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information with respect to the Company’s equity compensation plans as of December 31, 2003.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	2,528,096	$22.11	1,317,891
Equity compensation plans not approved by security holders	N/A	N/A	N/A

TOTAL	2,528,096	$22.11	1,317,891

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors and persons who own more than ten percent of a registered class of the Company’s equity securities to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. Such persons are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during the year ended December 31, 2003, all officers, directors and greater than ten percent beneficial owners complied with all Section 16(a) filing requirements, except as follows: (i) each of George J. Collins, Robert DiCrosta, Ajay Khanna, Nathan H. Little, Robert M. Loiterman, Paul F. McLaughlin and Steven R. Roth filed a late Form 4 with respect to a stock option grant in January 2003, (ii) Eliot M. Sobel filed a late Form 4 with respect to a stock option grant in September 2003, (iii) Robert M. Loiterman filed a late Form 5 for the year ended December 31, 2003 covering one transaction and (iv) Richard F. Spanier filed a late Form 4 with respect to one transaction in December 2003.

OTHER MATTERS

The Company knows of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed Proxy to vote the shares they represent as the Board of Directors may recommend.

BY ORDER OF THE BOARD OF DIRECTORS

STEVEN R. ROTH

Secretary

Dated: April 19, 2004

APPENDIX A

CHARTER FOR THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

OF

RUDOLPH TECHNOLOGIES, INC.

PURPOSE:

The purpose of the Audit Committee of the Board of Directors (the “Board” or “Board of Directors”) of Rudolph Technologies, Inc. (the “Company”) shall be to:

•	Oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company;

•	Assist the Board in oversight and monitoring of (i) the integrity of the Company’s financial statements, (ii) the Company’s accounting policies and procedures, (iii) the Company’s compliance with legal and regulatory requirements, (iv) the independent auditor’s qualifications, independence and performance, (v) the Company’s disclosure controls and procedures and (vi) the Company’s internal controls;

•	Prepare the report that the rules of the Securities and Exchange Commission (the “SEC”) require be included in the Company’s annual proxy statement;

•	Provide the Board with the results of the Audit Committee’s monitoring and recommendations derived therefrom;

•	Provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require the attention of the Board; and

•	Serve as the Qualified Legal Compliance Committee (“QLCC”) for (i) the receipt, review and consideration of reports of material violations, as defined under SEC rules and regulations, and (ii) the investigation and determination of an appropriate response to any such material violations, as appropriate.

In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board may from time to time prescribe.

The purpose of the Audit Committee is to represent and assist the Board of Directors in its general oversight of the Company’s accounting and financial reporting processes, audits of the financial statements, and internal control and audit functions. Notwithstanding the responsibilities and powers of the Audit Committee set forth in this Charter, the Audit Committee does not have the responsibility to plan or conduct audits or determine whether or not the Company’s financial statements are complete, accurate and in accordance with generally accepted accounting principles (“GAAP”). Management is responsible for (i) the preparation, presentation and integrity of the Company’s financial statements; (ii) accounting and financial reporting principles; and (iii) the Company’s internal controls and procedures designed to promote compliance with accounting standards and applicable laws and regulations. The Company’s independent auditor is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards.

MEMBERSHIP:

The Audit Committee members will be appointed by, and will serve at the discretion of, the Board. The Audit Committee will consist of at least three members of the Board. Members of the Audit Committee must meet the following criteria:

•	Each member shall be independent pursuant and subject to the applicable listing standards of the NASDAQ Stock Market, Inc. (“Nasdaq”) and applicable federal law, as in effect from time to time;

•	Each member will be able to read and understand fundamental financial statements, in accordance with the Nasdaq requirements; at least one member shall be an audit committee financial expert in accordance with the rules and regulations of the SEC and at least one member (who may also serve as the audit committee financial expert) shall have past employment experience in accounting or finance, requisite professional certification in accounting, or any other comparable experience or background which results in financial sophistication in accordance with the listing standards of the Nasdaq;

•	No member shall have participated in the preparation of the financial statements of the Company at any time during the three years prior to his or her joining the Audit Committee; and

•	Each member shall satisfy any additional requirements mandated by rules and regulations of the SEC or the listing standards of the Nasdaq.

RESPONSIBILITIES:

The responsibilities of the Audit Committee shall include:

•	Reviewing on a continuing basis the adequacy and effectiveness of the Company’s system of (i) internal controls (including any significant deficiencies and significant changes in internal controls reported to the Audit Committee), including meeting periodically with the Company’s management and the independent auditor to review its assessment of adequacy of such controls and to review, before its release, the disclosure regarding such system of internal financial and accounting controls required under SEC rules to be contained in the Company’s periodic filings and the attestations or reports by the independent auditor relating to such disclosure and (ii) disclosure controls and procedures, and management reports thereon;

•	Exercising direct responsibility for appointing, compensating (including all audit engagement fees and terms), retaining and overseeing the work of the independent auditor (including resolving disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work and pre-approving audit and non-audit services provided to the Company by the independent auditor (or subsequently approving non-audit services in those circumstances where a subsequent approval is necessary and permissible) in accordance with the applicable requirements of the SEC and the Public Company Accounting Oversight Board (the “Oversight Board”);

•	Reviewing and taking appropriate action to oversee the independence of the outside auditor, including (i) obtaining on a periodic basis a formal written statement from the independent auditor regarding relationships and services with the Company that may impact independence, as defined by applicable standards and SEC requirements, (ii) to the extent there are relationships, monitoring and investigating them, including actively engaging in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor, and (iii) presenting such information to the Board. The outside auditor shall report directly to the Audit Committee.

•	Reviewing and providing guidance with respect to the external audit by (i) reviewing the independent auditor’s proposed audit scope and approach; (ii) discussing with the Company’s independent auditor the financial statements and audit findings, including any significant adjustments, management judgments and accounting estimates, significant new accounting policies and disagreements with management and any other matters described in SAS No. 61, as may be modified or supplemented; and (iii) reviewing reports submitted to the audit committee by the independent auditor in accordance with the applicable SEC requirements;

•

Reviewing and discussing reports from the independent auditor on (i) all critical accounting policies and practices used by the Company; (ii) alternative accounting treatments within GAAP related to material items that have been discussed with management, including the ramifications of the use of the alternative treatments and the treatment preferred by the independent auditor; and (iii) other material written communications between the independent auditor and management.

•	Reviewing and discussing with management and the independent auditor the annual audited financial statements and quarterly unaudited financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to filing the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, respectively, with the SEC (which for purposes of the annual report shall include a recommendation as to whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K);

•	Directing the Company’s independent auditor to review, before filing with the SEC, the Company’s interim financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

•	Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditor;

•	Reviewing before release the unaudited quarterly operating results in the Company’s quarterly earnings release;

•	Overseeing compliance with the requirements of the SEC for disclosure of the auditor’s services and audit committee members, member qualifications and activities;

•	Reviewing, approving and monitoring the Company’s code of ethics for its senior financial officers;

•	Reviewing management’s monitoring of compliance with the Company’s standards of business conduct and with the Foreign Corrupt Practices Act;

•	Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company’s financial statements;

•	Providing oversight and review at least annually of the Company’s risk management policies, including its investment policies;

•	Reviewing the Company’s compliance with employee benefit plans;

•	Overseeing and reviewing the Company’s policies regarding information technology and management information systems;

•	If necessary, instituting special investigations with full access to all books, records, facilities and personnel of the Company;

•	As appropriate, obtaining advice and assistance from outside legal, accounting or other advisors;

•	Determining funding for outside legal, accounting or other advisors and for its own ordinary administrative expenses, as and when the Audit Committee determines appropriate or necessary for the conduct of its duties;

•	Reviewing and approving in advance any proposed related party transactions;

•	Reviewing and reassessing on an annual basis the adequacy of its own charter;

•	Reviewing its structure, processes and membership requirements from time to time;

•	Providing a report in the Company’s proxy statement in accordance with the rules and regulations of the SEC;

•	Establishing procedures for receiving, retaining and treating complaints received by the Company regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters, and

•	Serving as the QLCC to (i) receive and consider confidential reports of material violations, as defined under SEC rules and regulations, (ii) determine whether investigations of reports of material violations are necessary, and initiate any such investigations, (iii) determine appropriate responses to reports of material violations, and (iv) establish written procedures related to the foregoing.

MEETINGS:

The Audit Committee will meet at least four times each year. The Audit Committee may establish its own schedule, which it will provide to the Board in advance.

The Audit Committee will meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Company at such times as are appropriate to review the financial affairs of the Company. The Audit Committee will meet separately with the independent auditor of the Company, at such times as it deems appropriate, to fulfill the responsibilities of the Audit Committee under this charter.

MINUTES:

The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

REPORTS:

In addition to preparing the report in the Company’s proxy statement in accordance with the rules and regulations of the SEC, the Audit Committee will summarize its examinations and recommendations to the Board as may be appropriate, consistent with the Committee’s charter.

COMPENSATION:

Members of the Audit Committee shall receive such fees, if any, for their service as Audit Committee members as may be determined by the Board in its sole discretion. Such fees may include retainers or per meeting fees. Fees may be paid in such form of consideration as is determined by the Board.

Members of the Audit Committee may not receive any compensation from the Company except the fees that they receive for service as a member of the Board or any committee thereof.

DELEGATION OF AUTHORITY:

The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Audit Committee at its scheduled meetings.

Please Detach and Mail in the Envelope Provided

Annual Meeting of Stockholders

RUDOLPH TECHNOLOGIES, INC.

May 18, 2004

Ú  Please Detach and Mail in the Envelope Provided  Ú

RUDOLPH TECHNOLOGIES, INC.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD

OF DIRECTORS OF RUDOLPH TECHNOLOGIES, INC.

The undersigned hereby constitutes and appoints David Belluck and Daniel H. Berry, or either of them, as and for his proxies, each with the power to appoint such proxy’s substitute, and hereby authorizes them, or either of them, to vote all of the shares of Common Stock of Rudolph Technologies, Inc. held of record by the undersigned on March 31, 2004, at the Annual Meeting of Stockholders of Rudolph Technologies, Inc. to be held Tuesday, May 18, 2004 and at any and all adjournments thereof as follows:

(Continued and to be signed on reverse side.)

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A ☒	Please mark your votes as in this example

	FOR all nominees listed at right (except as marked to the contrary below)	WITHOUT AUTHORITY to vote for all nominees listed at right
1. ELECTION OF DIRECTORS	☐	☐	Nominees: Daniel H. Berry Thomas G. Greig Richard F. Spanier	2. TO RATIFY THE APPOINTMENT OF KPMG LLP AS INDEPENDENT ACCOUNTANTS. FOR AGAINST ABSTAIN ☐ ☐ ☐

To withhold authority to vote for any individual write that nominee’s name in the space provided below:
3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY BE BROUGHT BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.
This proxy, when properly executed, will be voted in the manner described herein by the undersigned. If no direction is made, this proxy will be voted FOR all nominees listed.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

		Dated	, 2004

Signature of stockholder	Signature if held jointly

Note:	Please sign exactly as your name appears on this proxy card. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.